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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF THE ACKERLEY GROUP, INC.

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DIRECT SUBSIDIARIES OF THE ACKERLEY GROUP, INC.           JURISDICTION OF ORGANIZATION

Ackerley Media Group, Inc.                                         Washington
Ackerley Interactive Media, Inc.                                   Washington
AK Mobile Television, Inc.                                         Washington
Central NY News, Inc.                                              Washington
SSI, Inc.                                                          Washington
TC Aviation, Inc.                                                    Oregon

DIRECT SUBSIDIARIES OF ACKERLEY MEDIA GROUP, INC.         JURISDICTION OF ORGANIZATION

Ackerley Communications of Massachusetts, Inc.                     Washington
Ackerley Ventures, Inc.                                            Washington
Ackerley Broadcasting of Fresno, LLC                                Delaware
AK Florida Outdoor, Inc.                                           Washington
Full House Sports and Entertainment, Inc.                          Washington
KVOS TV Ltd.                                                    British Columbia

DIRECT SUBSIDIARY OF ACKERLEY INTERACTIVE MEDIA, INC.     JURISDICTION OF ORGANIZATION

iKnow Bakersfield, LLC                                             Washington

DIRECT SUBSIDIARY OF SSI, INC.                            JURISDICTION OF ORGANIZATION
Ackerley Seattle Storm, Inc.                                       Washington

DIRECT SUBSIDIARY OF FULL HOUSE SPORTS AND                JURISDICTION OF ORGANIZATION
ENTERTAINMENT, INC.

Ackerley FHS, LLC                                                  Washington
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